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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 14, 1997


                          TERRITORIAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)




    Colorado                          0-9617                 84-0821158
(State or other jurisdiction        (Commission            (IRS Employer
of incorporation)                     File No.)         Identification No.)

450 Sam Houston Parkway, #140, Houston, Texas                     77060
    (Address of Principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:  (281) 931-0604

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     None.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     None

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

     None

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Effective April 14, 1997, Territorial Resources, Inc. (the "Company") dismissed Hein + Associates LLP, as its principal independent accounting firm. The report of such accounting firm during neither of the past two years contained an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles. There were no disagreements with such accounting firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The decision to change accountants was recommended by the Audit Committee of the Board of Directors and by the Board of Directors of the Company.

     The Company has proposed that, at the annual meeting of shareholders of the Company to be held on April 30, 1997, the shareholders ratify the appointment of Price Waterhouse, Calgary, Alberta, Canada, as the principal accountant to audit the Company's financial statements.

ITEM 5.  OTHER EVENTS

     None

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

     None

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of business acquired.

     None

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     ( b)  Pro forma financial information.

     None

     (c)  Exhibits.

     16.1  Letter of Hein + Associates LLP

ITEM 8.  CHANGE IN FISCAL YEAR.

     None

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 TERRITORIAL RESOURCES, INC.

Date:   April 23, 1997           By:/s/ Daniel A. Mercier
     ----------------------         --------------------------------
                                    Chairman of the Board and
                                    Chief Executive Officer

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